UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 12, 2026, Collegium Pharmaceutical, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”), reporting among other items, that the Company completed the previously announced acquisition (the “Closing”) of (i) all of the issued and outstanding limited liability interests of GPC Commave Holding, LLC, a Delaware limited liability company (“GPC”), from Corium Therapeutics Holdings, LLC, a Delaware limited liability company (“Corium” or “Commave Seller”), and (ii) all of the issued and outstanding limited liability interests of Commave Sub, LLC, a Delaware limited liability company, from Corium, LLC, a Delaware limited liability company (“Corium Seller” and together with Commave Seller, the “Seller Parties”), pursuant to an Equity Purchase Agreement (the “Purchase Agreement”), by and among the Company and Seller Parties, dated March 19, 2026. Upon the Closing, the Company acquired AZSTARYS®, a central nervous system stimulant prescription medicine used for the treatment of Attention-Deficit/Hyperactivity Disorder, in people 6 years of age and older (the “Acquisition”).

The aggregate consideration paid by the Company at the Closing pursuant to the Purchase Agreement was approximately $655.6 million in cash (following customary adjustments for net working capital, indebtedness, cash, and transaction expenses), which was funded by approximately $355.6 million of the Company’s existing cash on hand and $300.0 million from a delayed draw term loan which is part of the Credit Agreement the Company entered into in December 2025. The Company may also pay Commave Seller up to $135 million in additional consideration if AZSTARYS achieves certain future commercial and manufacturing milestones.

The Company is filing this amendment to the Original 8-K (this “Form 8-K/A”) to amend and supplement the Original 8-K to include historical financial statements of Corium and pro forma financial information as required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K that were excluded from the Original 8-K in reliance on the instructions to such items. Except as noted in this paragraph, no other information contained in the Original 8-K is amended or supplemented. This Form 8-K/A should be read together with the Original 8-K.

The historical financial statements of Corium included under Item 9.01(a) are on a consolidated basis, which includes both AZSTARYS and ADLARITY®, an FDA-approved Alzheimer’s product that was not part of the Acquisition and is no longer actively commercialized by the Seller Parties. The Company did not acquire ADLARITY. AZSTARYS constituted substantially all of Corium’s consolidated operations, and accordingly Corium’s consolidated financial statements are presented pursuant to Rule 3-05 of Regulation S-X.

The unaudited pro forma financial information included in Item 9.01(b) reflects the acquisition of AZSTARYS only. The results, assets, and liabilities of ADLARITY have been excluded from the pro forma financial information, as further described in the notes thereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The audited financial statements of Corium as of and for the years ended December 31, 2025 and 2024, including the related notes thereto, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The unaudited financial statements of Corium as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, including the related notes thereto, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026 and the unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2026 and the year ended December 31, 2025, including the related notes thereto, giving effect to the Acquisition are filed herewith as Exhibit 99.3 and incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP, Corium Therapeutics Holdings, LLC’s independent auditor.

23.2	Consent of Ernst & Young LLP, Corium Therapeutics Holdings, LLC’s independent auditor.

99.1	Audited financial statements of Corium Therapeutics Holdings, LLC as of and for the years ended December 31, 2025 and 2024, including the related notes thereto.

99.2	Unaudited condensed financial statements of Corium Therapeutics Holdings, LLC as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, including the related notes thereto.

99.3	Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026, and unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2026 and the year ended December 31, 2025, including the related notes thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
		Name:	Colleen Tupper
		Title:	Executive Vice President and Chief Financial Officer